UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549




                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):September 7, 2004 (August 31, 2004)



              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)



     HAWAII                    0-6510             99-0107542
 (State or other jurisdiction   (Commission      (I.R.S. Employer
  Incorporation or organization)  File Number)    Identification No.)



120 Kane Street, P. O. Box 187, Kahului, Maui, Hawaii96733-6687
(Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code:(808) 877-3351



                              NONE
  Former Name or Former Address, if Changed Since Last Report


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2004, Maui Land & Pineapple Company, Inc. ("Company"), Marriott International Inc. ("Marriott") and Exclusive Resorts LLC ("ER"), through wholly owned affiliates, entered into an agreement to form Kapalua Bay Holdings, LLC ("Bay Holdings"). Bay Holdings also formed a wholly-owned, single member limited liability company, Kapalua Bay LLC ("Kapalua Bay").

In connection with the formation of Bay Holdings and Kapalua Bay, the Company contributed $500,000 to Bay Holdings and contributed approximately 21 acres of land (the "Land") underlying the Kapalua Bay Hotel (the "KBH") to Kapalua Bay. The parties valued the Land at $25 million through arms length negotiations. In exchange for its contributions to Bay Holdings and Kapalua Bay, the Company received 51% of the outstanding membership interests of Bay Holdings. Marriott contributed $17.0 million to Bay Holdings for 34% of the outstanding membership interests in Bay Holdings and ER contributed $7.5 million to Bay Holdings for 15% of the outstanding membership interests in Bay Holdings. The Company has been designated as the managing member of Bay Holdings and as such will manage the affairs of the entity. Profits and losses of Bay Holdings will be allocated in proportion to the members' ownership interests, which approximate the estimated cash distributions to the members.

In connection with the transaction, Kapalua Bay concluded a $45 million credit agreement with two lenders and drew down $26 million. Kapalua Bay used the cash contributions made by the members and the proceeds from the credit agreement to purchase the leasehold interest and improvements of the KBH from YCP Kapalua L.P. and YCP Kapalua Operator, Inc. for $48.3 million in
cash on August 31, 2004.   The credit agreement is secured by a
mortgage on the KBH. Marriott has an agreement with Kapalua Bay to operate and manage the KBH.

ER is majority owned by Kokua LLC. Ka Po'e Hana LLC is the manager of Kokua LLC. Ka Po'e Hana LLC has power of attorney over 3,130,626 shares of the Company's common stock owned by the Stephen M. Case Revocable Trust, representing approximately 42.7% of the Company's issued and outstanding shares. This power of attorney authorizes Ka Po'e Hana LLC to vote the shares and to sell or otherwise make investment decisions with respect to the shares. John H. Agee, a director of the Company, serves as President and Chief Executive Officer of Ka Po'e Hana LLC.

In addition, the Stephen M. Case Revocable Trust indirectly owns a majority interest in Kokua LLC, which makes the Stephen M. Case
Revocable Trust an indirect majority owner of ER.  Stephen M.
Case is a member of the Board of Directors of ER.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company had leased the land under a ground lease to YCP
Kapalua L.P. On August 31, 2004, simultaneous with the purchase of the KBH leasehold interest and improvements by Kapalua Bay, the parties terminated the ground lease.

The term of the ground lease was through December 31, 2095. The lease required the monthly payment of minimum rent and percentage rent, which totaled approximately $800,000 for the year ended
December 31, 2003.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 and 1.02 above.

In April 2004, the Company entered into an agreement to purchase the KBH from YCP Kapalua L.P. and YCP Kapalua Operator, Inc. On August 31, 2004, all of the Company's rights under this agreement were transferred to Kapalua Bay and the acquisition was completed as described in item 1.01 above. The purchase price was agreed to by the by the parties based upon arms length negotiations.



                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              MAUI LAND & PINEAPPLE COMPANY, INC.



 September 7, 2004           /S/ FRED W. RICKERT
Date                          Fred Rickert
                              Acting Chief Financial Officer
                              (Principal Financial Officer)